POWER OF ATTORNEY

The undersigned officer or Board member of BNY Mellon Funds Trust (the "Trust"), a Massachusetts business trust, hereby constitutes and appoints James Bitetto, Joseph M. Chioffi, Sonalee J. Cross, Maureen E. Kane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 30, 2018, this document hereby revokes in its entirety the Power of Attorney executed March 6, 2017 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Patrick T. Crowe Patrick T. Crowe President (Principal Executive Officer)	March 5, 2018
/s/ James Windels ___________ James Windels Treasurer (Principal Financial and Accounting Officer)	March 5, 2018
/s/ Patrick J. O'Connor __________ Patrick J. O'Connor Board Member (Chairman)	March 5, 2018
/s/ John R. Alchin _________________ John R. Alchin Board Member	March 5, 2018
/s/ Ronald R. Davenport ______________ Ronald R. Davenport Board Member	March 5, 2018
/s/ Jack L. Diederich ________________ Jack L. Diederich Board Member	March 5, 2018
/s/ Kim D. Kelly _________________ Kim D. Kelly Board Member	March 5, 2018
/s/ Kevin C. Phelan _________________ Kevin C. Phelan Board Member	March 5, 2018
/s/ Patrick J. Purcell __________________ Patrick J. Purcell Board Member	March 5, 2018
/s/ Thomas F. Ryan, Jr. _________________ Thomas F. Ryan, Jr. Board Member	March 5, 2018
/s/ Maureen M. Young ________________ Maureen M. Young Board Member	March 5, 2018

STATE OF NEW YORK ) ) ss: New York COUNTY OF NEW YORK )

On March 5, 2018 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Gina M. Gomes Notary Public